Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reaffirms 2025 Guidance and Long-Term Growth Rate Targets
Reports First Quarter 2025 Results in Line with Expectations

Strategic Accomplishments
•PPA backlog of 11.7 GW, including 5.3 GW under construction
◦Completed the construction of 643 MW of energy storage and solar; on track to add a total of 3.2 GW of new projects to operations in full year 2025
◦Signed or awarded new long-term PPAs for 443 MW of solar and energy storage
•Received final regulatory approval for the 170 MW Crossvine solar-plus-storage project at AES Indiana
•With the sale of a minority stake in the AES Global Insurance Company (AGIC) for $450 million, achieved full year 2025 asset sale proceeds target of $400 to $500 million
•To fund the substantial growth at AES Ohio, closed on the sale of an approximate 30% indirect equity interest to a wholly-owned subsidiary of Caisse de dépôt et placement du Québec (CDPQ), with subsequent upgrade in credit ratings at AES Ohio

Q1 2025 Financial Highlights
•GAAP Financial Metrics
◦Net Loss of $73 million, compared to Net Income of $278 million in Q1 2024
◦Net Income Attributable to The AES Corporation of $46 million, compared to $432 million in Q1 2024
◦Diluted EPS of $0.07, compared to $0.60 in Q1 2024
•Non-GAAP Adjusted Financial Metrics
◦Adjusted EBITDA1 of $591 million, compared to $640 million in Q1 2024
◦Adjusted EBITDA with Tax Attributes1,2 of $777 million, compared to $868 million in Q1 2024
◦Adjusted EPS3 of $0.27, compared to $0.50 in Q1 2024

Financial Position and Outlook
•Reaffirming 2025 guidance for Adjusted EBITDA1 of $2,650 to $2,850 million
◦Reaffirming annualized growth target of 5% to 7% through 2027, off a base of 2023 guidance
◦Reaffirming expectation for 2025 Adjusted EBITDA with Tax Attributes1,2 of $3,950 to $4,350 million
•Reaffirming 2025 guidance for Adjusted EPS3 of $2.10 to $2.26
◦Reaffirming annualized growth target of 7% to 9% through 2025, off a base of 2020 and 7% to 9% through 2027, off a base of 2023 guidance

ARLINGTON, Va., May 1, 2025 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2025.

"Our long-term contracted business model continues to demonstrate its resiliency to tariffs and economic policies, and we are reaffirming our 2025 guidance and long-term growth rate targets," said Andrés Gluski, AES President
1     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
2     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
3     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

and Chief Executive Officer. "Our exposure to US import tariffs is de minimis, as we currently have all major equipment either on site, or contracted for domestic production, through 2027. We see demand from our key corporate customers as strong, especially among hyperscalers, where we are the global market leader."

"This quarter, we saw meaningful year-over-year growth in our Renewables and Utilities SBUs, directly attributable to new projects brought online and higher rate base investment," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "With the sale of a minority interest in our captive insurance company, AGIC, we have already achieved our full year 2025 asset sale proceeds target of $400 to $500 million."

Q1 2025 Financial Results

First quarter 2025 Net Income decreased by $351 million, from Net Income of $278 million in first quarter 2024 to a Net Loss of $73 million. This decrease is the result of higher prior year revenues from the monetization of the Warrior Run coal plant PPA, one-time costs due to an organizational restructuring, and a gain in 2024 on dilution of the Company's interest in Uplight; partially offset by higher contributions from the Utilities and Renewables Strategic Business Units (SBU).

First quarter 2025 Adjusted EBITDA4 (a non-GAAP financial measure) was $591 million, a decrease of $49 million compared to first quarter 2024, driven by lower contributions from the Energy Infrastructure SBU primarily due to higher prior year revenues from the monetization of the Warrior Run coal plant PPA. This was partially offset by higher margins at the Utilities SBU and higher revenues from renewables projects placed in service.

First quarter 2025 Adjusted EBITDA with Tax Attributes4,5 was $777 million, a decrease of $91 million compared to first quarter 2024, primarily due to the drivers above, as well as lower realized tax attributes driven by timing of tax attribute recognition.

First quarter 2025 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.07, a decrease of $0.53 compared to first quarter 2024, mainly driven by lower earnings at the Energy Infrastructure SBU primarily due to higher prior year revenues from the monetization of the Warrior Run coal plant PPA, lower realized tax attributes, a gain in the prior year on dilution of the Company's interest in Uplight, and one-time costs due to an organizational restructuring. This was partially offset by higher contributions at the Utilities SBU due to higher margins and realized tax attributes related to the Pike County energy storage project.

First quarter 2025 Adjusted Earnings Per Share6 (Adjusted EPS, a non-GAAP financial measure) was $0.27, a decrease
4     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
5     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
6     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

of $0.23 compared to first quarter 2024, mainly driven by lower realized tax attributes due to timing of tax attribute recognition, and lower contributions at the Energy Infrastructure SBU primarily due to higher prior year revenues from the monetization of the Warrior Run coal plant PPA, partially offset by higher contributions at the Utilities SBU.

Strategic Accomplishments
•The Company's backlog, which consists of projects with signed contracts, but which are not yet operational, is 11.7 GW, including 5.3 GW under construction. Since the Company's fourth quarter 2024 earnings call in February 2025, the Company:
◦Completed the construction of 643 MW of energy storage and solar, and is on track to add a total of 3.2 GW to its operating portfolio by year-end 2025; and
◦Signed or was awarded new long-term PPAs for 443 MW of solar and energy storage.
•In April 2025, AES Indiana received final regulatory approval for the 170 MW Crossvine solar-plus-storage project, which the Company expects to come online in 2027.
•With the sale of a minority interest in AGIC for $450 million, the Company has achieved its full year 2025 asset sale proceeds target of $400 to $500 million.
•In April 2025, to fund the substantial growth at AES Ohio, the Company closed on the sale of an approximate 30% indirect equity interest to a wholly-owned subsidiary of CDPQ, with subsequent upgrade in credit ratings at AES Ohio.

Guidance and Expectations7,8

The Company is reaffirming its 2025 guidance for Adjusted EBITDA7 of $2,650 to $2,850 million. Growth in 2025 is expected to be driven by contributions from new renewables projects, rate base growth at the Company's US utilities, and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run coal plant PPA in 2024 and asset sales.

The Company is reaffirming its expectation for annualized growth in Adjusted EBITDA7 of 5% to 7% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is reaffirming its expectation that 2025 Adjusted EBITDA with Tax Attributes7,9 of $3,950 to $4,350 million.

The Company is reaffirming its 2025 Adjusted EPS8 guidance of $2.10 to $2.26. Growth in 2025 is expected to be primarily driven by contributions from new renewables projects, rate base growth at the Company's US utilities,
7     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
8     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
9     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

and normalized results in Colombia and Mexico, partially offset by revenues from the monetization of the Warrior Run coal plant PPA in 2024, asset sales, higher Parent interest, and a higher adjusted tax rate.

The Company is reaffirming its annualized growth target for Adjusted EPS10 of 7% to 9% through 2025, from a base year of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS8 of 7% to 9% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company's 2025 guidance is based on foreign currency and commodity forward curves as of March 31, 2025.

The Company expects to maintain its current quarterly dividend payment of $0.17595 going forward.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share, and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, May 2, 2025 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 861065. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while
10 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2025. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2024 Annual Report on Form 10-K filed March 11, 2025 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$1,941	$2,232
Regulated	985	853
Total revenue	2,926	3,085
Cost of Sales:
Non-Regulated	(1,661)	(1,733)
Regulated	(824)	(733)
Total cost of sales	(2,485)	(2,466)
Operating margin	441	619
General and administrative expenses	(77)	(75)
Interest expense	(342)	(357)
Interest income	69	105
Loss on extinguishment of debt	(8)	(1)
Other expense	(52)	(38)
Other income	7	35
Gain (loss) on disposal and sale of business interests	(1)	43
Asset impairment expense	(49)	(46)
Foreign currency transaction losses	(10)	(8)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(22)	277
Income tax benefit (expense)	(17)	16
Net equity in losses of affiliates	(34)	(15)
NET INCOME (LOSS)	(73)	278
Less: Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries	119	154
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$46	$432
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.07	$0.62
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.07	$0.60
DILUTED SHARES OUTSTANDING	713	712

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
REVENUE
Renewables SBU	$666	$643
Utilities SBU	1,009	873
Energy Infrastructure SBU	1,320	1,609
New Energy Technologies SBU	—	—
Corporate and Other	36	33
Eliminations	(105)	(73)
Total Revenue	$2,926	$3,085

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,753	$1,524
Restricted cash	735	437
Short-term investments	64	79
Accounts receivable, net of allowance of $65 and $52, respectively	1,719	1,646
Inventory	624	593
Prepaid expenses	168	157
Other current assets, net of $0 allowance for both periods	1,341	1,533
Current held-for-sale assets	1,474	862
Total current assets	7,878	6,831
NONCURRENT ASSETS
Property, plant and equipment, net of accumulated depreciation of $8,978 and $8,701, respectively	33,995	33,166
Investments in and advances to affiliates	1,129	1,124
Debt service reserves and other deposits	78	78
Goodwill	345	345
Other intangible assets, net of accumulated amortization of $449 and $426, respectively	1,943	1,947
Deferred income taxes	371	365
Other noncurrent assets, net of allowance of $21 and $20, respectively	2,876	2,917
Noncurrent held-for-sale assets	—	633
Total noncurrent assets	40,737	40,575
TOTAL ASSETS	$48,615	$47,406
LIABILITIES, REDEEMABLE STOCK OF SUBSIDIARIES, AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,655	$1,654
Accrued interest	310	256
Accrued non-income taxes	288	249
Supplier financing arrangements	605	917
Accrued and other liabilities	1,315	1,246
Recourse debt	1,177	899
Non-recourse debt	2,990	2,688
Current held-for-sale liabilities	1,004	662
Total current liabilities	9,344	8,571
NONCURRENT LIABILITIES
Recourse debt	4,801	4,805
Non-recourse debt	21,608	20,626
Deferred income taxes	1,475	1,490
Other noncurrent liabilities	2,763	2,881
Noncurrent held-for-sale liabilities	—	391
Total noncurrent liabilities	30,647	30,193
Commitments and Contingencies
Redeemable stock of subsidiaries	899	938
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 859,711,007 issued and 711,908,057 outstanding at March 31, 2025 and 859,709,987 issued and 711,074,269 outstanding at December 31, 2024)	9	9
Additional paid-in capital	5,888	5,913
Retained earnings	214	293
Accumulated other comprehensive loss	(848)	(766)
Treasury stock, at cost (147,802,950 and 148,635,718 shares at March 31, 2025 and December 31, 2024, respectively)	(1,795)	(1,805)
Total AES Corporation stockholders’ equity	3,468	3,644
NONCONTROLLING INTERESTS	4,257	4,060
Total equity	7,725	7,704
TOTAL LIABILITIES, REDEEMABLE STOCK OF SUBSIDIARIES, AND EQUITY	$48,615	$47,406

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(73)	$278
Adjustments to net income (loss):
Depreciation, amortization, and accretion of AROs	337	318
Emissions allowance expense	102	47
Gain on realized/unrealized derivatives	(15)	(73)
Loss (gain) on disposal and sale of business interests	1	(43)
Impairment expense	49	46
Deferred income tax expense	10	222
Other	129	98
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(99)	(232)
(Increase) decrease in inventory	(28)	72
(Increase) decrease in prepaid expenses and other current assets	169	39
(Increase) decrease in other assets	18	(91)
Increase (decrease) in accounts payable and other current liabilities	3	(85)
Increase (decrease) in income tax payables, net and other tax payables	(83)	(327)
Increase (decrease) in other liabilities	25	18
Net cash provided by operating activities	545	287
INVESTING ACTIVITIES:
Capital expenditures	(1,254)	(2,148)
Acquisitions of business interests, net of cash and restricted cash acquired	(4)	(57)
Proceeds from the sale of business interests, net of cash and restricted cash sold	5	11
Sale of short-term investments	33	141
Purchase of short-term investments	(18)	(144)
Contributions and loans to equity affiliates	(1)	(21)
Purchase of emissions allowances	(39)	(56)
Other investing	(4)	(112)
Net cash used in investing activities	(1,282)	(2,386)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,187	1,741
Repayments under the revolving credit facilities	(451)	(1,037)
Commercial paper borrowings (repayments), net	255	719
Issuance of recourse debt	800	—
Repayments of recourse debt	(774)	—
Issuance of non-recourse debt	1,293	2,131
Repayments of non-recourse debt	(759)	(915)
Payments for financing fees	(21)	(31)
Purchases under supplier financing arrangements	317	486
Repayments of obligations under supplier financing arrangements	(628)	(516)
Distributions to noncontrolling interests	(84)	(23)
Contributions from noncontrolling interests	73	26
Sales to noncontrolling interests	245	125
Dividends paid on AES common stock	(125)	(116)
Payments for financed capital expenditures	(7)	(7)
Other financing	(4)	23
Net cash provided by financing activities	1,317	2,606
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(15)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	(52)	73
Total increase in cash, cash equivalents and restricted cash	527	565
Cash, cash equivalents and restricted cash, beginning	2,039	1,990
Cash, cash equivalents and restricted cash, ending	$2,566	$2,555
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$267	$354
Cash payments for income taxes, net of refunds	60	68
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	125	116
Noncash recognition of new operating and financing leases	60	124
Noncash contributions from noncontrolling interests	42	$—
Conversion of Corporate Units to shares of common stock	$—	$838
Initial recognition of contingent consideration for acquisitions	—	9

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

We define EBITDA as earnings before interest income and expense, taxes, depreciation, amortization, and accretion of AROs. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, amortization, and accretion of AROs of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring, and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts. We define Adjusted EBITDA with Tax Attributes as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring initiatives, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA (in millions)	2025	2024
Net income	$(73)	$278
Income tax expense (benefit)	17	(16)
Interest expense	342	357
Interest income	(69)	(105)
Depreciation, amortization, and accretion of AROs	337	318
EBITDA	$554	$832
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(134)	(164)
Less: Income tax expense (benefit), interest expense (income) and depreciation, amortization, and accretion from AROs from equity affiliates	36	34
Interest income recognized under service concession arrangements	15	17
Unrealized derivatives, equity securities, and financial assets and liabilities gains	(1)	(85)
Unrealized foreign currency gains	(7)	(9)
Disposition/acquisition losses (gains)	41	(43)
Impairment losses	33	26
Loss on extinguishment of debt and troubled debt restructuring	8	32
Restructuring costs	46	—
Adjusted EBITDA	$591	$640
Tax attributes	186	228
Adjusted EBITDA with Tax Attributes (2)	$777	$868
_______________________________
(1)         The allocation of earnings and losses to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA. NCI also excludes amounts allocated to preferred shareholders during the construction phase before a project becomes operational, as this is akin to a financing arrangement.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred to third parties. The tax attributes are related to the Renewables and Utilities SBUs.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
We define Adjusted PTC as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests, retire debt, or implement restructuring initiatives, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$46	$0.07		$432	$0.61
Add: Income tax expense (benefit) from continuing operations attributable to AES	(4)			(19)
Pre-tax contribution	$42			$413
Adjustments
Unrealized derivatives, equity securities, and financial assets and liabilities gains	$(5)	$(0.01)		$(85)	$(0.12)	(2)
Unrealized foreign currency gains	(7)	(0.01)		(9)	(0.01)
Disposition/acquisition losses (gains)	42	0.06	(3)	(43)	(0.06)	(4)
Impairment losses	33	0.05	(5)	26	0.04	(6)
Loss on extinguishment of debt and troubled debt restructuring	10	0.01		34	0.04	(7)
Restructuring costs	46	0.06	(8)	—	—
Less: Net income tax expense (benefit)		0.04	(9)		—
Adjusted PTC and Adjusted EPS	$161	$0.27		$336	$0.50
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to net unrealized derivative gains at the Energy Infrastructure SBU of $68 million, or $0.10 per share.
(3)Amount primarily relates to losses on contingent consideration at AES Clean Energy of $28 million, or $0.04 per share, and day-one losses on commencement of sales-type leases at AES Renewable Holdings of $9 million, or $0.01 per share.
(4)Amount primarily relates to gain on dilution of ownership in Uplight due to its acquisition of AutoGrid of $52 million, or $0.07 per share, partially offset by the loss on partial sale of our ownership interest in Amman East and IPP4 in Jordan of $10 million, or $0.01 per share.
(5)Amount primarily relates to impairments at AES Clean Energy Development projects of $25 million, or $0.03 per share, and Mong Duong of $9 million, or $0.01 per share.
(6)Amount primarily relates to impairment at Mong Duong of $19 million, or $0.03 per share.
(7)Amount primarily relates to costs incurred due to troubled debt restructuring at Puerto Rico of $19 million, or $0.03 per share.
(8)Amount primarily relates to severance costs associated with the Company-wide restructuring program.
(9)Amount primarily relates to income tax expense associated with severance costs related to the Company-wide restructuring program of $10 million, or $0.01 per share, losses on contingent consideration at AES Clean Energy of $8 million, or $0.01 per share, and impairment at AES Clean Energy Development projects of $7 million, or $0.01 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,447	$1,603	$1,424	$1,531
Returns of capital distributions to Parent & QHCs	32	30	80	140
Total subsidiary distributions & returns of capital to Parent	$1,479	$1,633	$1,504	$1,671
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$230	$715	$204	$298
Returns of capital distributions to Parent & QHCs	3	28	—	1
Total subsidiary distributions & returns of capital to Parent	$233	$743	$204	$299

(in millions)	Balance at
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Parent Company Liquidity(2)	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$151	$265	$6	$53
Availability under credit facilities	1,526	1,782	335	736
Ending liquidity	$1,677	$2,047	$341	$789

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.